EXHIBIT 99.1

1606 Corp.(OTC:CBDW) Enters into Term Sheet to Acquire Texas 55 MW Power Generation Facility and 50,000 SQ Foot Data-Center Ready Climate Controlled Warehouse

Phoenix, AZ– February 17th, 2026 — 1606 Corp. (OTC: CBDW) (“1606” or the “Company”), a publicly traded Nevada corporation focused on power infrastructure and energy assets supporting data, AI, and industrial demand, today announced that it has entered into a non-binding term sheet for the proposed acquisition of a power generation facility, climate-controlled data-center ready facility, and related property located in Lufkin, Texas. This asset is ready as a behind the meter captive power generator for AI and data center infrastructure.

The transaction contemplates the acquisition of approximately 132 acres of real property, together with associated equipment, improvements, permits, entitlements, operating data, and related assets used in connection with the power generation and data-center facilities. This allows the company to run captive behind the meter power to data-center and AI infrastructure projects on site.

The proposed transaction reflects a total purchase consideration of approximately $11.67 million, comprised of $7.5 million in cash at closing and the assumption of approximately $4.17 million in existing indebtedness related to the power plant. The Company anticipates funding the cash portion of the acquisition through a combination of capital sources aligned with its broader power and infrastructure strategy. The Company anticipates funding the acquisition through a combination of capital sources aligned with its broader power and infrastructure strategy.

The parties have agreed to an exclusivity period while definitive agreements are negotiated during a fifteen-day inspection period. The transaction is expected to close on or before March 11, 2026, subject to the negotiation and execution of definitive documentation and the satisfaction of customary closing conditions. The Company will deposit $500,000 in earnest money upon execution of the definitive Purchase Agreement.

“This transaction represents an important step in executing our strategy to build a scalable portfolio of power assets capable of supporting next-generation infrastructure demand,” said Austen Lambrecht, CEO and Chairman of 1606 Corp. “We believe the acquisition of this facility meaningfully strengthens our asset base, enhances long-term cash flow potential, and positions the Company favorably as we pursue higher-tier exchange listing standards.”

The power plant acquisition is expected to serve as a foundational asset within the Company’s broader platform focused on energy reliability, infrastructure ownership, and power solutions for data-centers.

The company is currently in negotiations of an acquisition of Sim Agro. Sim Agro Inc. is a privately held power-plant operations and energy-infrastructure company with extensive international experience in high-efficiency energy generation projects. Sim agro is expected to run the power generation for the asset and 1606 Corp.

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About Sim Agro Inc.

Sim Agro Inc. is a privately held power-plant operations and energy-infrastructure company with extensive international experience in high-efficiency energy generation projects. Led by President Dr. Karthik Raghavan PhD, Sim Agro Inc. and their team have built and operated plants in India, Europe, South Korea, the Middle East, and the U.S., and continues to expand its portfolio of energy assets. The company is now entering the data-center sector, developing scalable and reliable power solutions and data center infrastructure with partners to support critical digital infrastructure worldwide.

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in AI. Our team includes industry experts with over 50 years of experience in the technology sector. Director Gowri Shankar is an experienced executive who has grown companies and teams. He is a strong business development professional, skilled in SAAS, Mobile Advertising, Mobile Content, E-commerce, and Venture Capital. Mr. Shankar has and does serve boards of both public and private companies. Gowri also sits on the board of the TIE group in Seattle and hosts the podcast from Startup to Exit. Our other director Venu Aravamudan has 30+ years of experience as a software engineering and products leader delivering leading edge offerings for enterprise customers. He was most recently SVP of Engineering for Oracle’s cloud platform and identity, prior roles have included SVP & GM at F5 Networks where he developed the first generation of F5’s cloud services offerings, General Manager at Amazon/AWS RDS leading cloud database offerings and similar senior roles at Limelight Networks, VMware and Microsoft. Both have done extensive work in developing AI programs for Private and large companies. Our CEO Austen Lambrecht has been running all aspects of the public company including corporate operations, compliance, and accounting for four years. 1606 Corp. has successfully launched AI chatbot programs, been current and filed required disclosures on time under his leadership.

For more information, please visit cbdw.ai.

Industry Information:

Power Assets for Supplying Captive Energy to Data Centers and AI

The global captive power generation market, valued at approximately $227.9 billion in 2025, is projected to reach $310.9 billion by 2030, representing a compound annual growth rate (CAGR) of 6.4%.¹ Within this, the data center power infrastructure market is expected to expand from $20.2 billion in 2024 to $42.4 billion by 2030, growing at a CAGR of 13.2%.²

Driven by the rapid expansion of AI workloads and high-density computing, global data center electricity demand is forecast to more than double, rising from 61.8 GW in 2025 to 134.4 GW by 2030.³ This accelerating demand is fueling investments in captive and on-site power assets — including renewable microgrids, battery storage, and modular generation systems — as operators seek energy security, cost control, and sustainability.

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Captive energy systems are increasingly viewed as critical enablers of AI infrastructure, ensuring reliable, low-latency power delivery for compute-intensive operations. As grid congestion and connection delays intensify, these private generation assets offer a strategic advantage for hyperscalers and colocation providers alike. The sector’s evolution toward renewable and hybrid energy models presents a long-term growth opportunity for investors focused on infrastructure, clean energy, and digital transformation.⁴

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to reliance on unaudited statements, the Company's need for additional funding, the impact of competitive products and services and pricing, the demand for the Company's products and services, and other risks that are detailed from time-to-time in the Company's filings with the SEC. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in the Company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, and in other documents the Company has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

1606 Contact

Austen Lambrecht

CEO, 1606 Corp.

austen@1606corp.com

cbdw.ai

Sources:

1.Mordor Intelligence – Captive Power Plant Market Report

2.Grand View Research – Data Center Power Market Size & Trends

3.S&P Global – Data Center Grid Power Demand Forecast

4.Deloitte Insights – GenAI Power Consumption and Sustainable Data Centers

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